Exhibit 10.22

Agreement

Reference is made to that certain (A)(i) Securities Purchase Agreement (the “Securities Purchase Agreement”), (ii) Security Agreement (“Security Agreement”), (iii) Collateral Assignment (“Collateral Assignment”), (iv) Guarantor Security Agreement (“Guarantor Security Agreement”), (v) Escrow Agreement (“Escrow Agreement”), (vi) Escrow Shares Escrow Agreement (“Escrow Shares Agreement”), and (vii) Irrevocable Transfer Agent Instructions, each dated as of October 12, 2005, and each by and among Uluru Inc. (f/k/a Oxford Ventures, Inc.), a Nevada corporation (the “Company”), or Uluru Delaware Inc. (f/k/a Uluru Inc. and the successor by merger with Uluru Acquisition Corp.), a Delaware corporation (the “Subsidiary”), and Highgate House Funds, Ltd (whose interests were subsequently transferred to Cornell Capital Partners, LP (“Cornell”)), Prenox, LLC (“Prenox”) and the various other parties, if any, thereto, and (B)(i) a Amendment Agreement to the Securities Purchase Agreement (the “Amendment Agreement”), (ii) Amended and Restated Guaranty Agreement (the “Guaranty Agreement”), and (iii) Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”), each dated as of August 30, 2006, by and among the Company and/or the Subsidiary, and Cornell and Prenox and the various other parties, if any, thereto. Capitalized terms used herein and not otherwise defined are defined in the Securities Purchase Agreement.

WHEREAS, in connection with the Securities Purchase Agreement and the Amendment Agreement thereto, the Company has issued (i) a 10% secured convertible debenture due December 31, 2007 to Prenox in the original principal amount of $13,000,000 (the “Prenox Debenture”), and (ii) a 10% secured convertible debenture due December 31, 2007 to Cornell in the original principal amount of $3,000,000 (the “Cornell Debenture” and collectively with the Prenox Debenture, the “Debentures”);

WHEREAS, the Company desires to use $13,000,000 of the proceeds from the sale of common stock of the Company pursuant to the Common Stock Purchase Agreement (“Common Stock Purchase Agreement”) of even date herewith by and among the Company and the parties named on Schedule 1 attached thereto (the “Purchasers”) towards the partial repayment of the Debentures;

WHEREAS, Prenox and Cornell desire to be Purchasers under the Common Stock Purchase Agreement and purchase common stock of the Company in accordance therewith for consideration consisting solely of the cancellation and surrender of indebtedness due and owing to Prenox and Cornell by the Company under the Debentures.

WHEREAS, as of the date hereof, the total repayment amount pursuant to the Debentures are as set forth below:

Holder:	Outstanding Principal:	Redemption Premium:	Total Repayment Amount:	Per Diem Interest Accrual
Prenox	$ 13,000,000	$ 2,600,000	$ 15,600,000	$ 3,611.11
Cornell	$ 3,000,000	$ 600,000	$ 3,600,000	$ 833.33

Now therefore, in consideration of the foregoing and other consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	The Company shall repay the Prenox Debenture in full on the date hereof as follows:

(i) The Company shall pay Prenox $10,600,000 by wire transfer of immediately available funds in accordance with the wire instructions attached hereto as Exhibit A.

(ii)  The Company shall accept Prenox’s subscription to purchase 5,263,157 shares of common stock of the Company pursuant to the Common Stock Purchase Agreement for consideration consisting solely of the cancellation and surrender of $5,000,000 of the indebtedness due and owing to Prenox and the Company shall issue such shares of common stock to Prenox at the closing of the Common Stock Purchase Agreement.

(iii)  The Company shall pay Prenox $3,611.11 per day in accrued and unpaid interest due and owing to Prenox for each day that elapses between December 1, 2006 and the date such payment is made by wire transfer of immediately available funds in accordance with the wire instructions attached hereto as Exhibit A. The sum of the amounts in this Section 1(i), (ii), and (iii) shall be referred to herein as the “Prenox Payoff Amount”).

2.	The Company shall repay the Cornell Debenture in full on the date hereof as follows:

(i) The Company shall pay Cornell $2,400,000 by wire transfer of immediately available funds in accordance with the wire instructions attached hereto as Exhibit A.

(ii)  The Company shall accept Cornell’s subscription to purchase 1,263,157 shares of common stock of the Company pursuant to the Common Stock Purchase Agreement for consideration consisting solely of the cancellation and surrender of $1,200,000 of the indebtedness due and owing to Cornell and the Company shall issue such shares of common stock to Cornell at the closing of the Common Stock Purchase Agreement.

(iii)  The Company shall pay Cornell $833.33 per day in accrued and unpaid interest due and owing to Cornell for each day that elapses between December 1, 2006 and the date such payment is made by wire transfer of immediately available funds in accordance with the wire instructions attached hereto as Exhibit A. The sum of the amounts in this Section 2(i), (ii), and (iii) shall be referred to herein as the “Cornell Payoff Amount”).

3.
Prenox and Cornell hereby (i) acknowledge and agree that full payment of the Prenox Payoff Amount and the Cornell Payoff Amount (collectively, the “Payoff Amount”) will constitute payment in full of all of the obligations of the Company under the Debentures, (ii) release, effective upon the receipt of the Payoff Amount, all security interests, liens, and guaranties which the Company and the Subsidiary may have granted to the Prenox and Cornell pursuant to the Security Agreement, the Collateral Assignment, the Guarantor Security Agreement, and the Guaranty Agreement, (iii) agree that, effective upon receipt of the Payoff Amount, neither the Company nor any successor entity to the Company shall have any further liabilities or obligations under the Debentures, (iv) agree that, effective upon receipt of the Payoff Amount to waive any and all rights to collect Liquidated Damages (as defined in the Registration Rights Agreement) that may have accrued pursuant to the Registration Rights Agreement. Prenox and Cornell, upon receipt of the Payoff Amount, authorize the Company and the Subsidiary to file all necessary UCC-3 termination statements effecting the foregoing releases, discharges and terminations. Prenox and Cornell shall provide the Company will any instruments and documents and take such further actions as may be reasonably requested by the Company to fully effect the foregoing releases, discharges and terminations.

4.
Each of the (i) Securities Purchase Agreement, (ii) Security Agreement, (iii) Collateral Assignment, (iv) Guarantor Security Agreement, (v) Escrow Agreement, (vi) Escrow Shares Agreement, (v) Irrevocable Transfer Agent Instructions, (vi) Guaranty Agreement, and (vii) Registration Rights Agreement and any and all agreements related to the forgoing agreements shall be terminated and each party to such agreements shall release the other parties thereto from any and all obligations under such agreements. For the avoidance of doubt, nothing contained in this Agreement shall be deemed to terminate, cancel, amend or modify the outstanding warrants previously issued by the Company to Prenox and Cornell, which warrants shall remain outstanding and in full force and effect in accordance with their terms.

5.	Prenox and Cornell shall authorize the Escrow Agent to return any Escrow Shares being held pursuant to the Escrow Shares Agreement to the Company for cancellation.

6.
All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of this 6th day of December, 2006.

ULURU INC., a Nevada corporation

By:__/s/ Kerry P. Gray_____________
Kerry P. Gray
Chief Executive Officer

ULURU DELAWARE INC., a Delaware corporation

By:__/s/ Kerry P. Gray_____________
Kerry P. Gray
Chief Executive Officer

CORNELL CAPITAL PARTNERS, LP
By: Yorkville Advisors, LLC, its General Partner

By:___/s/ Mark Angelo______________
Name: Mark Angelo
Title: Portfolio Manager

PRENOX, LLC
By: Prentice Capital Management, LP, its Manager

By:____/s/ Matthew Hoffman_________
Name: Matthew Hoffman
Title: General Counsel

EXHIBIT A

WIRE INSTUCTIONS

PRENOX:

Bank: First Republic Bank
ABA #: 321 081 669
Account Name: Prenox LLC
Account #: 979 000 768 15

CORNELL:

Wachovia Bank
Downtown Financial Center
101 Hudson Street, NJ1022
Jersey City NJ 07302
201-413-6608
Contact Name: Ms. Cathy Destito

ABA/Routing# 031 201 467
Swift code: PNBPUS33 - for international wires
Account# 2000018639380
Beneficiary: Cornell Capital Partners, LP